Registration No. 33-77642
                                                          Rule 424(b)(3)

           SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JULY 28, 1994

                    MLCC Mortgage Investors, Inc., Seller
            Senior/Subordinate Mortgage Pass-Through Certificates,
         Series 1994A, Class A-1, A-2, A-3, M-1, A-4 and M-2 (Senior)

                       MERRILL LYNCH CREDIT CORPORATION
                               Master Servicer
_____________________________________________________________________________

     On August 4, 1994, the Senior/Subordinate Pass-Through Certificates, Series 1994A, Class A-1, A-2, A-3, M-1, A-4 and M-2 (the "Offered Certificates") were issued in an approximate original aggregate principal amount of $378,795,000. The Offered Certificates represented beneficial interests in the Trust Fund created pursuant to a Pooling and Servicing Agreement dated as of July 1, 1994 by and among MLCC Mortgage Investors, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Supplement to the above-referenced Prospectus Supplement (the "Prospectus Supplement") supplements and updates certain of the information set forth in the
Prospectus Supplement. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus Supplement.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Program--Delinquency and Loan Loss Experience" on page S-41 of the Prospectus Supplement are hereby updated, in their entirety, as follows:

                            1994 A (Reg# 33-77642)

         PRIMEFIRST(Registered Trademark) LOAN DELINQUENCY EXPERIENCE
                            (Dollars in Thousands)

                              December 31, 1997        December 31, 1996         December 31, 1995
                           ------------------------  -----------------------  ------------------------
                            Number of                Number of                Number of
                           PrimeFirst    Principal   PrimeFirst   Principal   PrimeFirst   Principal
                              Loans       Amount       Loans       Amount       Loans        Amount
                           ------------  ----------  -----------  ----------  -----------  -----------
PrimeFirst Loans
  Outstanding . . . . . .        14,159  $5,302,950       11,054  $4,331,131        8,272   $3,536,761
Delinquency Period
  30-59 Days  . . . . . .           183  $   66,254          180  $   84,297          127   $   56,370
  60-89 Days  . . . . . .            26      18,544           19       6,583           13        7,917
  90 Days or More*  . . .            24      18,072           29      27,590           44       45,749
                           ------------  ----------  -----------  ----------  -----------  -----------
     Total Delinquency  .           233  $  102,870          228  $  118,470          184   $  110,036
                           ============  ==========  ===========  ==========  ===========  ===========

Delinquencies as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         1.65%       1.94%        2.06%       2.74%        2.22%        3.11%

Foreclosures  . . . . . .            39     $47,396           29  $   39,100           28   $   38,209

Foreclosures as
  Percent of Number
  of PrimeFirst
  Loans and Principal
  Amount Outstanding  . .         0.28%       0.89%        0.26%       0.90%        0.34%        1.08%

_________________________________
*  Does not include loans subject to bankruptcy proceedings.


            PRIMEFIRST(Registered Trademark) LOAN LOSS EXPERIENCE
                            (Dollars in Thousands)

                                                 Year Ended        Year Ended          Year Ended
                                             December 31, 1997  December 31, 1996  December 31, 1995
                                             ------------------ -----------------  -------------------
Average Principal Balance of
  PrimeFirst Loan Portfolio . . . . . . . .          $4,817,041        $3,933,946           $3,444,045
Average Number of PrimeFirst
  Loans Outstanding
  During the Period . . . . . . . . . . . .              12,607             9,663                7,944

Gross Charge-offs . . . . . . . . . . . . .         $     5,363       $     6,157          $     1,840
Recoveries  . . . . . . . . . . . . . . . .         $        99       $         0          $         0
                                             ------------------ -----------------  -------------------
Net Charge-offs . . . . . . . . . . . . . .         $     5,264       $     6,157          $     1,840
                                             ================== =================  ===================
Net Charge-offs as a
  Percent of Average
  Principal Balance Outstanding . . . . . .               0.11%             0.16%                0.05%


                            1994 A (Reg# 33-77642)

     Additionally, the information contained in the tables entitled "Range of Cut-Off Date Principal Balances for Loan Group 1", "Margins in Loan Group 1", "Range of Cut-Off Date Principal Balances for Loan
Group 2" and "Margins in Loan Group 2" under the heading "The Mortgage Pool" on pages S-29, S-31, S-33 and S-35, respectively, of the Prospectus Supplement are hereby updated to indicate, as of December 31, 1997, the Mortgage Loan Balances and margins of the Mortgage Loans:

      RANGE OF PRINCIPAL BALANCES FOR LOAN GROUP 1 OF DECEMBER 31, 1997

                                           Number of                                % of Mortgage
               Range of                    Mortgage                                    Pool by
          Principal Balances                 Loans        Principal Balance       Principal Balance
-------------------------------------      -----------    ------------------      -----------------
$    0.00-          49,999.99 . . . .          4         $       95,496.11                0.07%
$    50,000.00-     54,999.99 . . . .          1                 50,000.00                0.04
$    60,000.00-     74,999.99 . . . .          2                132,249.98                0.10
$    75,000.00-     99,999.99 . . . .         20              1,877,932.93                1.46
$    100,000.00-    149,999.99  . . .         52              6,395,942.38                4.97
$    150,000.00-    199,999.99  . . .         30              5,319,010.28                4.14
$    200,000.00-    249,999.99  . . .         41              9,143,332.77                7.11
$    250,000.00-    299,999.99  . . .         22              6,080,364.37                4.73
$    300,000.00-    349,999.99  . . .         25              7,984,685.10                6.21
$    350,000.00-    399,999.99  . . .          7              2,554,151.61                1.99
$    400,000.00-    449,999.99  . . .          9              3,749,585.78                2.92
$    450,000.00-    499,999.99  . . .         11              5,145,170.01                4.00
$    500,000.00-    549,999.00  . . .          6              3,059,900.44                2.38
$    550,000.00-    599,999.99  . . .          4              2,319,745.28                1.80
$    600,000.00-    649,999.99  . . .          8              4,984,603.48                3.88
$    650,000.00-    699,999.99  . . .          5              3,391,309.77                2.64
$    700,000.00-    749,999.99  . . .          4              2,909,186.29                2.26
$    750,000.00-    799,999.99  . . .          2              1,597,142.31                1.24
$    800,000.00-    849,999.99  . . .          2              1,674,492.62                1.30
$    850,000.00-    899,999.99  . . .          5              4,403,053.36                3.42
$    900,000.00-    949,999.99  . . .          4              3,729,703.12                2.90
$    950,000.00-    999,999.99  . . .          4              3,923,242.94                3.05
$    1,000,000.00-  1,099,999.99  . .          7              7,282,354.36                5.66
$    1,100,000.00-  1,199,999.99  . .          4              4,558,997.28                3.54
$    1,200,000.00-  1,299,999.99  . .          1              1,280,000.00                1.00
$    1,300,000.00-  1,399,999.99  . .          3              4,049,058.29                3.15
$    1,400,000.00-  1,499,999.99  . .          1              1,491,571.18                1.16
$    1,500,000.00-  1,599,999.99  . .          1              1,599,998.99                1.24
$    1,700,000.00-  1,799,999.99  . .          1              1,740,000.00                1.35
$    1,900,000.00-  1,999,999.99  . .          2              3,975,122.81                3.09
$    2,000,000.00-  2,099,999.99  . .          4              8,149,996.99                6.33
$    2,200,000.00-  2,299,999.99  . .          1              2,299,434.29                1.79
$    2,400,000.00-  2,499,999.99  . .          1              2,499,999.82                1.94
$    2,500,000.00-  2,599,999.99  . .          1              2,580,000.00                2.01
$    2,600,000.00-  2,699,999.99  . .          1              2,600,000.00                2.02
$    3,000,000.00 or Higher . . . . .          1              3,999,998.92                3.11
                                           -----------    ------------------      -----------------
                      TOTALS  . . . .        297           $128,626,833.86              100.00%
                                           ===========    ==================      =================


                            1994 A (Reg# 33-77642)

               MARGINS IN LOAN GROUP 1 AS OF DECEMBER 31, 1997

                                                                                   % of Mortgage
                         Number of                                                    Pool by
  Margin/(1)/          Mortgage Loans             Principal Balance               Principal Balance
------------------     --------------           -------------------               -----------------
    -0.250%                   2                 $    2,491,571.18                        1.94%
    -0.125%                   4                      3,182,981.11                        2.47
     0.000%                  13                      5,543,300.21                        4.31
     0.125%                   1                        229,993.30                        0.18
     0.250%                  13                      2,999,477.11                        2.33
     0.500%                  19                      2,559,413.78                        1.99
     0.750%                   4                        446,837.00                        0.35
     0.875%                   1                        880,000.00                        0.68
     1.125%                   1                        867,690.16                        0.67
     1.250%                   1                        298,991.74                        0.23
     1.500%                  21                     29,150,294.94                       22.66
     1.625%                  23                     16,216,209.73                       12.61
     1.750%                  55                     30,736,091.13                       23.90
     1.875%                   8                      5,526,705.38                        4.30
     2.000%                  44                     13,669,700.98                       10.63
     2.125%                   1                        230,000.00                        0.18
     2.250%                  68                     11,127,740.24                        8.65
     2.375%                   2                        299,235.94                        0.23
     2.500%                  16                      2,170,599.93                        1.69
                       --------------          --------------------                -----------------
         TOTALS             297                   $128,626,833.86                      100.00%
                       ==============          ====================                =================

_________________________
(1) The Margin is added to or subtracted from (as indicated) the applicable Prime Index to arrive at the Mortgage Rate, except generally when the Margin is greater than or equal to 0.875%, in which case it is added to the applicable Six-Month LIBOR Index. Notwithstanding the foregoing, the Mortgage Rate will not exceed its Maximum Mortgage Rate.

                            1994 A (Reg# 33-77642)

     RANGE OF PRINCIPAL BALANCES FOR LOAN GROUP 2 AS OF DECEMBER 31, 1997

                                                                                       % of Mortgage
                                              Number of                                   Pool by
                Range of                       Mortgage            Principal             Principal
           Principal Balances                   Loans               Balance               Balance
-------------------------------------        -----------      ------------------      -----------------
$    55,000.00-     59,999.99 . . . . .             1          $      59,967.14             0.07%
$    60,000.00-     74,999.99 . . . . .             2                135,680.08             0.16
$    75,000.00-     99,999.99 . . . . .            11              1,030,933.17             1.21
$    100,000.00-    149,999.99  . . . .            26              3,224,255.11             3.79
$    150,000.00-    199,999.99  . . . .            28              4,971,344.53             5.85
$    200,000.00-    249,999.99  . . . .            22              4,767,630.42             5.61
$    250,000.00-    299,999.99  . . . .            16              4,367,869.98             5.14
$    300,000.00-    349,999.99  . . . .            14              4,373,084.38             5.14
$    350,000.00-    399,999.99  . . . .            10              3,725,270.55             4.38
$    400,000.00-    449,999.99  . . . .             9              3,750,127.59             4.41
$    450,000.00-    499,999.99  . . . .             8              3,789,993.26             4.46
$    500,000.00-    549,999.99  . . . .             2              1,042,000.00             1.23
$    550,000.00-    599,999.99  . . . .             4              2,306,428.12             2.71
$    600,000.00-    649,999.99  . . . .             4              2,439,632.25             2.87
$    650,000.00-    699,999.99  . . . .             4              2,724,766.41             3.21
$    700,000.00-    749,999.99  . . . .             5              3,617,999.80             4.26
$    750,000.00-    799,999.99  . . . .             3              2,321,069.23             2.73
$    800,000.00-    849,999.99  . . . .             4              3,262,000.00             3.84
$    850,000.00-    899,999.99  . . . .             3              2,651,000.00             3.12
$    900,000.00-    949,999.99  . . . .             1                931,695.66             1.10
$    950,000.00-    999,999.99  . . . .             3              2,955,058.91             3.48
$    1,000,000.00-  1,099,999.99  . . .             3              3,000,000.00             3.53
$    1,100,000.00-  1,199,999.99  . . .             3              3,469,916.70             4.08
$    1,200,000.00-  1,299,999.99  . . .             1              1,250,000.00             1.47
$    1,400,000.00-  1,499,999.99  . . .             2              2,964,811.44             3.49
$    1,500,000.00-  1,599,999.99  . . .             2              3,092,500.00             3.64
$    1,800,000.00-  1,899,999.99  . . .             2              3,694,999.94             4.35
$    1,900,000.00-  1,999,999.99  . . .             1              1,900,000.00             2.24
$    2,200,000.00-  2,299,999.99  . . .             1              2,250,000.00             2.65
$    2,400,000.00-  2,499,999.99  . . .             2              4,939,998.98             5.78
                                             -----------      ------------------      -----------------
                      TOTALS  . . . . .           197            $85,010,033.65           100.00%
                                             ===========      ==================      =================


                            1994 A (Reg# 33-77642)

               MARGINS IN LOAN GROUP 2 AS OF DECEMBER 31, 1997

                                                                                   % of Mortgage
                         Number of                                                    Pool by
  Margin/(1)/          Mortgage Loans            Principal Balance               Principal Balance
------------------     --------------            -----------------               -----------------
    -0.375%                    1                 $    262,000.00                         0.31%
     0.000%                    2                    1,392,557.48                         1.64
     0.125%                    3                    1,020,874.57                         1.20
     0.250%                    1                      550,000.00                         0.65
     0.375%                    4                    1,062,950.00                         1.25
     0.500%                    1                      155,857.68                         0.18
     0.625%                    5                      707,680.31                         0.83
     0.750%                    1                       71,987.08                         0.08
     0.875%                    3                      480,409.96                         0.57
     1.000%                    1                      895,000.00                         1.05
     1.125%                    2                    1,098,000.00                         1.29
     1.250%                    2                    1,230,836.20                         1.45
     1.500%                    1                      568,000.00                         0.67
     1.625%                   11                   13,324,201.57                        15.67
     1.750%                   17                   13,005,816.85                        15.30
     1.875%                   43                   19,194,741.39                        22.57
     2.000%                   17                   14,090,908.48                        16.58
     2.125%                   31                    7,030,280.34                         8.27
     2.250%                    3                      797,499.99                         0.94
     2.375%                   38                    5,510,262.86                         6.48
     2.500%                    2                      660,000.00                         0.78
     2.500%(2)                 2                    1,138,256.25                         1.34
     2.625%                    5                      553,433.87                         0.65
     3.000%                    1                      208,478.77                         0.25
                       --------------            -----------------               -----------------
         TOTALS              197                  $85,010,033.65                       100.00%
                       ==============            =================               =================

_________________________
(1) The Margin is added to or subtracted from (as indicated) the applicable Prime Index to arrive at the Mortgage Rate, except generally when the Margin is greater than or equal to 1.000%, in which case it is added to the applicable Six-Month LIBOR Index. Notwithstanding the foregoing, each Mortgage Rate for a Group 2 Loan will not exceed its Maximum Mortgage Rate and is subject to its periodic cap.

(2) The Margin is added to the applicable Treasury Index to arrive at the Mortgage Rate. Notwithstanding the foregoing, each Mortgage Rate for a Group 2 Loan will not exceed its Maximum Mortgage Rate and is subject to its periodic cap.
                             ____________________

               The date of this Supplement is April 13, 1998.